UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 2, 2022

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 2, 2022, Chico’s FAS, Inc. (the “Company”) and certain material domestic subsidiaries entered into an Amendment No. 2 (the “Amendment”) to that certain Credit Agreement (the “Credit Agreement”), dated as of August 2, 2018, by and among the Company, certain material domestic subsidiaries as co-borrowers and guarantors, Wells Fargo Bank, National Association, as Agent, letter of credit issuer and swing line lender, and certain lenders party thereto, as amended by Amendment No. 1, dated as of October 30, 2020.
The Amendment, among other things: (i) extends the maturity date from October 30, 2025 to February 2, 2027, (ii) removes and replaces LIBOR benchmark provisions with Term SOFR benchmark provisions, (iii) decreases the margin on Term SOFR rate loans drawn under the asset-based senior secured revolving loan (the “ABL”) to Term SOFR plus 1.60% (subject to a further decrease to Term SOFR plus 1.35% or an increase to Term SOFR plus 1.85% based on average quarterly excess availability under the ABL), (iv) decreases the margin on first-in last-out loans (the “FILO”) to Term SOFR plus 3.60% (subject to a further decrease to Term SOFR plus 3.35% or an increase to Term SOFR plus 3.85% based on average quarterly excess availability under the FILO), (v) removes the anti-cash hoarding condition under the Credit Agreement, and (vi) amends certain covenants, including amending the minimum excess availability covenant to require excess availability of the greater of 10% of the loan cap or $20 million.
As of immediately following entry into the Amendment, there were $84 million in ABL loans and $15 million of FILO loans outstanding under the Credit Agreement.
The foregoing is only a summary of certain material terms of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit 10.1	Amendment No. 2 to Credit Agreement, dated as of February 2, 2022, by and among Chico’s FAS, Inc., certain of its subsidiaries and Wells Fargo Bank, National Association and the lenders party thereto.
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: February 2, 2022	By:
/s/ Patrick J. Guido
Patrick J. Guido, Executive Vice President - Chief Financial Officer